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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2007, relating to the financial statements of Pinnacle Gas Resources, Inc., which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, CO
July 24, 2007

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM